Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Johnson & Johnson of our report dated February 22, 1994 appearing on page F-2 of Mitek Surgical Products, Inc. Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the references to us under the headings "Experts" and "Certain Financial Data" in such Proxy Statement/Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Certain Financial Data."



                                                   PRICE WATERHOUSE LLP
                                              -------------------------------
                                                   Price Waterhouse LLP



Boston, Massachusetts
February 2, 1995